Exhibit 99.1

Wave Life Sciences Prices Upsized $350 Million Public Offering of Ordinary Shares and Pre-Funded Warrants

CAMBRIDGE, Mass., December 9, 2025 (GLOBE NEWSWIRE) — Wave Life Sciences Ltd. (Nasdaq: WVE), a clinical-stage biotechnology company focused on unlocking the broad potential of RNA medicines to transform human health (“Wave” or “Wave Life Sciences”), announced today the pricing of its previously announced underwritten public offering of 15,789,475 of its ordinary shares at a price to the public of $19.00 per ordinary share, and, in lieu of ordinary shares to certain investors, pre-funded warrants to purchase up to 2,631,578 ordinary shares at an offering price of $18.9999 per pre-funded warrant, which represents the per share offering price for the ordinary shares less the $0.0001 per share exercise price for each pre-funded warrant.

Gross proceeds to Wave Life Sciences from the offering are expected to be approximately $350 million, before deducting underwriting discounts and commissions and offering expenses. All of the securities in the offering are being sold by Wave Life Sciences. In addition, Wave Life Sciences has granted the underwriters a 30-day option to purchase up to an additional 2,763,157 of its ordinary shares on the same terms and conditions. The offering is expected to close on or about December 11, 2025, subject to customary closing conditions.

Jefferies, Leerink Partners and BofA Securities are acting as joint book-running managers for the offering. Truist Securities and Mizuho are acting as book-runners for the offering.

The offering is being made only by means of a prospectus and related prospectus supplement forming part of a shelf registration statement that was previously filed with the Securities and Exchange Commission (“SEC”) and became effective upon filing. The preliminary prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC on December 8, 2025. The final prospectus supplement and the accompanying prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov, copies of which may be obtained, when available, from Jefferies LLC, by mail at Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; from Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; or from BofA Securities, NC1-022-02-25, 201 North Tyron Street, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by emailing dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Wave Life Sciences

Wave Life Sciences (Nasdaq: WVE) is a biotechnology company focused on unlocking the broad potential of RNA medicines to transform human health. Wave’s RNA medicines platform, PRISM®, combines multiple modalities, chemistry innovation and deep insights in human genetics to deliver scientific breakthroughs that treat both rare and common disorders. Its toolkit of RNA-targeting modalities includes editing, splicing, RNA interference, and antisense silencing, providing Wave with unmatched capabilities for designing and sustainably delivering candidates that optimally address disease biology. Wave’s diversified pipeline includes clinical programs in obesity, alpha-1 antitrypsin deficiency, Duchenne muscular dystrophy, and Huntington’s disease, as well as several preclinical programs utilizing the company’s broad RNA therapeutics toolkit. Driven by the calling to “Reimagine Possible,” Wave is leading the charge toward a world in which human potential is no longer hindered by the burden of disease. Wave is headquartered in Cambridge, MA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding the closing of the public offering of ordinary shares and pre-funded warrants to purchase ordinary shares. These statements are subject to various risks and uncertainties, actual results could differ materially from those projected and Wave cautions investors not to place undue reliance on the forward-looking statements in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to satisfaction of customary closing conditions related to the public offering. There can be no assurance that Wave will be able to complete the public offering on the anticipated terms, or at all. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in Wave’s preliminary prospectus supplement related to the proposed offering filed with the SEC on December 8, 2025 and Wave’s most recent Annual Report on Form 10-K filed with the SEC and in other filings Wave makes with the SEC from time to time. Wave undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Contact:

Kate Rausch

VP, Corporate Affairs and Investor Relations

+1 617-949-4827

Investors:

James Salierno

Director, Investor Relations

+1 617-949-4043

InvestorRelations@wavelifesci.com

Media:

Katie Sullivan

Senior Director, Corporate Communications

+1 617-949-2936

MediaRelations@wavelifesci.com